UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 23, 2022 (December 22, 2022)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	98-1586159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Broad Street, Fifth Floor,
Boston MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 456-0597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2022, Akili, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, Akili Interactive Labs, Inc., a Delaware corporation (the “Existing Borrower”) (the Company and the Existing Borrower collectively, the “Borrower”), entered into a Joinder and First Loan Modification Agreement (the “Loan Modification Agreement”) between the Borrower and Silicon Valley Bank, in its capacity as administrative agent and collateral agent (the “Agent”), and Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P., as lenders (the “Lenders”). The Loan Modification Agreement modifies certain sections of the Amended and Restated Loan and Security Agreement dated as of May 25, 2021, among the Borrower, the Lenders and the Agent (the “Original Loan Agreement”).

The Loan Modification Agreement joins the Company to the Original Loan Agreement as a borrower. The Loan Modification Agreement also amends the Original Loan Agreement to decrease the Lenders’ Term A Loan Advance (as defined in the Original Loan Agreement) commitment from an original principal amount of up to $35,000,000 to an original principal amount of up to $25,000,000 while extending the expiration of the Term A Loan Draw Period (as defined in the Original Loan Agreement) to March 31, 2023, and to increase the Lenders’ Term C Loan Advance (as defined in the Original Loan Agreement) commitment from an original principal amount of up to $10,000,000 to an original principal amount of up to $20,000,000. As of September 30, 2022, there was $15.0 million outstanding pursuant to the terms of the Original Loan Agreement.

The foregoing description of the Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Modification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K above regarding the Loan Modification Agreement is incorporated by reference in response to this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description of Exhibit

10.1	Joinder and First Loan Modification Agreement, dated December 22, 2022, by and among Silicon Valley Bank, in its capacity as administrative agent and collateral agent, Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P., as lenders, and Akili, Inc. and Akili Interactive Labs, Inc., as borrowers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Santosh Shanbhag
Name:	Santosh Shanbhag
Title:	Chief Financial Officer

Date: December 23, 2022